Intellinetics, Inc. Reports First Quarter Results

Revenue Growth and Channel Expansion

COLUMBUS, OH – (May 15, 2017) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three months ended March 31, 2017.

Q1 Key Metrics

●	Software as a Service Revenue increased 20%

●	Total Revenue increased 18%

●	Slight Net Loss improvement and Adjusted EBITDA erosion – a result of sales and marketing investments to support and execute our channel expansion

Summary – Q1 Results

Revenues for the three months ended March 31, 2017 were $710,394, as compared with $603,391 for the same period in 2016, an increase of $107,003, or 18%. Sales of Software as a Service (SaaS) growth was 20%, with new customers partially offset by a price reduction for a key channel partner. Overall, gross margins were 71% for each of the three months ended March 31, 2017 and 2016.

Net loss was $(448,709) and $(535,765) for the three months ended March 31, 2017 and 2016, or $(0.03) and $(0.03) per share, respectively, representing a decrease of $87,056, or 16%. Total decrease in net loss was attributable to the increase in gross profit for the three months ended March 31, 2017. Adjusted EBITDA loss for the three months was $(173,566), compared with a loss of $(112,875) for last year, a 54% increase.

Matthew L. Chretien, President and CEO of Intellinetics, stated, “In Q1 we took another step forward in revenue growth while taking major steps to advance relationships with several strategic partners across multiple sales channels. We expect that these relationships will soon reflect the successful execution of our business plan as these new channels generate revenue beginning in Q2 and beyond.”

First Quarter Highlights

●	In January, our convertible debt financing round of $1.25M to support our expected rapid growth was fully subscribed.

●	Continued to grow total revenues quarter-over-quarter sequentially from Q1 2016.

●	Accelerated our relationship with technology-based partner Field2Base, announced earlier this month, and integrated our technology with their mobile solution. The partnership is expected to begin generating revenue in Q2 2017.

●	We focused on growing new revenue streams through additional technology-based partners that have leading cloud-based platforms with large and growing installation bases.

●	This new OEM / Embedded channel segment embeds the sale of IntelliCloud into an existing product vs. as a separate / standalone process. In some cases, this created new offerings that we are also selling through our imaging channel.

●	Further developed our strategic partnerships with document solutions distribution, setting the stage for revenue generation beginning in Q2.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Its flagship IntelliCloudTM platform is ideal for embedded work teams in businesses of any size stuck in document-centric processes that are not optimized. IntelliCloud offers a painless way to merge those documents into digital workflows, increasing service levels, compliance and customer satisfaction while decreasing costs and risk. Intellinetics collaborated with Intel® to create its IntelliCloud Channel Program that enables resellers to easily embed IntelliCloud into to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any channel partner, distribution partner, or other reseller; Intellinetics’ future revenues and growth in Q2 2017 and beyond; market penetration; execution of our business plan; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website or at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2017	2016
Net Loss - GAAP	$(448,709)	$(535,765)
Interest expense, net	132,803	138,668
Depreciation and Amortization	3,006	2,956
Share-based compensation	86,383	129,693
Note conversion/issuance warrant expense	52,951	137,970
Note conversion underwriting expense	-	13,603
Adjusted EBITDA	$(173,566)	$(112,875)

Continued

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Revenues:
Sale of software	$162,984	$90,874
Software as a Service	132,308	110,156
Software maintenance services	249,922	246,596
Professional services	107,604	98,176
Third Party services	57,576	57,589
Total revenues	710,394	603,391

Cost of revenues:
Sale of software	23,704	19,518
Software as a Service	94,357	48,884
Software maintenance services	26,078	46,558
Professional services	49,653	31,355
Third party services	13,088	27,442
Total cost of revenues	206,880	173,757

Gross profit	503,514	429,634

Operating expenses:
General and administrative	579,837	636,267
Sales and marketing	236,577	187,508
Depreciation	3,006	2,956
Total operating expenses	819,420	826,731

Loss from operations	(315,906)	(397,097)

Other income (expense)
Interest expense, net	(132,803)	(138,668)
Total other income (expense)	(132,803)	(138,668)

Net loss	$(448,709)	$(535,765)

Basic and diluted net loss per share:	$(0.03)	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	17,354,619	16,262,800

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash	$494,935	$689,946
Accounts receivable, net	366,530	259,497
Prepaid expenses and other current assets	211,954	150,620

Total current assets	1,073,419	1,100,063

Property and equipment, net	22,206	18,783
Other assets	10,284	10,285

Total assets	$1,105,909	$1,129,131

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$736,415	$767,197
Deferred revenues	538,985	665,460
Deferred compensation	215,012	215,012
Notes payable - current	366,316	360,496
Notes payable - related party - current	39,273	38,307
Total current liabilities	1,896,001	2,046,472

Long-term liabilities:
Notes payable - net of current portion	759,166	585,782
Notes payable - related party - net of current portion	309,841	299,447
Deferred interest expense	156,901	158,062
Other long-term liabilities - related parties	6,609	1,125

Total long-term liabilities	1,232,517	1,044,416

Total liabilities	3,128,518	3,090,888

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,376,012 and 16,815,850 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	30,380	26,816
Additional paid-in capital	13,350,470	12,966,177
Accumulated deficit	(15,403,459)	(14,954,750)
Total stockholders’ deficit	(2,022,609)	(1,961,757)
Total liabilities and stockholders’ deficit	$1,105,909	$1,129,131

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(448,709)	$(535,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,006	2,956
Bad debt expense	2,976	-
Amortization of deferred financing costs	19,699	708
Amortization of beneficial conversion option	59,908	-
Stock issued for services	57,500	62,500
Stock options compensation	28,883	67,193
Note conversion warrant expense	-	137,970
Note offer warrant expense	52,951	-
Changes in operating assets and liabilities:
Accounts receivable	(110,009)	(54,295)
Prepaid expenses and other current assets	(61,333)	(29,579)
Accounts payable and accrued expenses	(30,782)	(68,489)
Other long-term liabilities - related parties	5,484	(12,852)
Deferred interest expense	(1,161)	8,198
Deferred revenues	(126,475)	(127,506)
Total adjustments	(99,353	(13,196)
Net cash used in operating activities	(548,062)	(548,961)

Cash flows from investing activities:
Purchases of property and equipment	(6,429)	-
Net cash used in investing activities	(6,429)	-

Cash flows from financing activities:
Sale of Common Stock	-	559,285
Exercise of stock options	-	3,500
Payment of deferred financing costs	(103,326)	-
Proceeds from notes payable	560,000	-
Repayment of notes payable	(87,971)	(60,000)
Repayment of notes payable - related parties	(9,223)	(66,501)
Net cash provided by financing activities	359,480	436,284

Net increase (decrease) in cash	(195,011)	(112,677)
Cash - beginning of period	689,946	1,117,118
Cash - end of period	$494,935	$1,004,441

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$36,956	$20,294

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$35,038
Discount on notes payable for beneficial conversion feature	248,522	-
Notes payable conversion warrant expense	-	113,762
Notes payable conversion underwriting warrant expense	-	24,207
Notes payable converted to equity	-	135,000